[GRAPHIC OMITTED]                         STRADLEY RONON STEVENS & YOUNG, LLP
                                                     2600 ONE COMMERCE SQUARE
                                                  PHILADELPHIA, PA 19103-7098
                                                       TELEPHONE 215.564.8000
                                                             FAX 215.564.8120
                                                            WWW.STRADLEY.COM,

                                 April 25, 2007

Board of Trustees, Templeton Global Investment Trust
500 East Broward Boulevard, Suite 2100
Fort Lauderdale, Florida 33394-3091

Board of Trustees, Templeton Funds, Inc.
500 East Broward Boulevard, Suite 2100
Fort Lauderdale, Florida 33394-3091

     RE: AGREEMENT AND PLAN OF REORGANIZATION, MADE AS OF THE 25TH DAY OF APRIL,
         2007 (THE "AGREEMENT"), BY AND BETWEEN TEMPLETON GLOBAL INVESTMENT TRUST (THE "TRUST"), A STATUTORY TRUST CREATED UNDER THE LAWS OF THE STATE OF DELAWARE, ON BEHALF OF ITS SERIES, TEMPLETON INTERNATIONAL (EX EM) FUND ("ACQUIRED FUND"), AND TEMPLETON FUNDS, INC. (THE "COMPANY"), A CORPORATION ORGANIZED UNDER THE LAWS OF THE STATE OF MARYLAND, ON BEHALF OF ITS SERIES, TEMPLETON FOREIGN FUND ("ACQUIRING FUND")

Gentlemen:

        You have requested our opinion concerning certain federal income tax consequences of the reorganization of Acquired Fund (the "Reorganization"), which will consist of: (i) the acquisition by the Company, on behalf of Acquiring Fund, of substantially all of the property, assets and goodwill of Acquired Fund in exchange solely for full and fractional Class A, Class C and Advisor Class shares of common stock, par value $1.00 per share, of Acquiring
Fund  ("Acquiring  Fund Shares"),  which  are voting  securities;   (ii)  the
distribution of Acquiring Fund Shares to the shareholders of Class A, Class C and Advisor Class shares of Acquired Fund (the "Acquired Fund Shares"), respectively, according to their respective interests in Acquired Fund in complete liquidation of Acquired Fund; and (iii) the dissolution of Acquired Fund as soon as is practicable after the closing (the "Closing"), all upon and subject to the terms and conditions of the Agreement.

        In rendering our opinion, we have reviewed and relied upon: (a) the Agreement, made as of the 25th day of April, 2007, made by the Company, on behalf of Acquiring Fund and by the Trust, on behalf of Acquired Fund; (b) the proxy materials provided to shareholders of Acquired Fund in connection with a Special Meeting of shareholders of Acquired Fund held on April 19, 2007; (c) certain representations concerning the Reorganization made to us by the Company, on


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Board of Trustees, Templeton Global Investment Trust
Board of Trustees, Templeton Funds, Inc.
April 25, 2007
Page 2



behalf of Acquiring Fund and by the Trust, on behalf of Acquired Fund, in a letter dated April 25, 2007 (the "Representation Letter"); (d) all other documents, financial and other reports and corporate minutes we deemed relevant or appropriate; and (e) such statutes, regulations, rulings and decisions as we deemed material in rendering this opinion. All terms used herein, unless otherwise defined, are used as defined in the Agreement.

        For purposes of this opinion, we have assumed that Acquired Fund, on the Closing of the Reorganization, satisfies, and immediately following the Closing, Acquiring Fund will continue to satisfy, the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), for qualification as a regulated investment company.

        Based on the foregoing, and provided the Reorganization is carried out in accordance with the applicable laws of the State of Delaware and State of Maryland, the terms of the Agreement and the statements in the Representation Letter with regard to matters of fact, it is our opinion that:

                  1. The acquisition by Acquiring Fund of substantially all of the assets of Acquired Fund as provided for in the Agreement in exchange solely for Acquiring Fund Shares, followed by the distribution by Acquired Fund to its shareholders of Acquiring Fund Shares in complete liquidation of Acquired Fund, will qualify as a reorganization within the meaning of Section 368(a)(1) of the Code, and Acquired Fund and Acquiring Fund each will be a "party to the reorganization" within the meaning of Section 368(b) of the Code.

                  2. No gain or loss will be recognized by Acquired Fund upon the transfer of substantially all of its assets to Acquiring Fund in exchange solely for Acquiring Fund Shares pursuant to Section 361(a) and Section 357(a) of the Code.

                  3. No gain or loss will be recognized by Acquiring Fund upon the receipt by it of substantially all of the assets of Acquired Fund in exchange solely for Acquiring Fund Shares pursuant to Section 1032(a) of the Code.

                  4. No gain or loss will be recognized by Acquired Fund upon the distribution of Acquiring Fund Shares to its shareholders in complete liquidation of Acquired Fund (in pursuance of the Agreement) pursuant to Section 361(c)(1) of the Code.

                  5. The basis of the assets of Acquired Fund received by Acquiring Fund will be the same as the basis of these assets to Acquired Fund immediately prior to the exchange pursuant to Section 362(b) of the Code.

                  6. The holding period of the assets of Acquired Fund received by Acquiring Fund will include the period during which such assets were held by Acquired Fund pursuant to Section 1223(2) of the Code.

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Board of Trustees, Templeton Global Investment Trust
Board of Trustees, Templeton Funds, Inc.
April 25, 2007
Page 3
                  7. No gain or loss will be recognized by the shareholders of Acquired Fund upon the exchange of their Acquired Fund Shares for Acquiring Fund Shares (including fractional shares to which they may be entitled), pursuant to
Section 354(a) of the Code.

                  8. The basis of Acquiring Fund Shares received by the shareholders of Acquired Fund (including fractional shares to which they may be entitled) will be the same as the basis of Acquired Fund Shares exchanged therefor pursuant to Section 358(a)(1) of the Code.

                  9. The holding period of Acquiring Fund Shares received by the shareholders of Acquired Fund (including fractional shares to which they may be entitled) will include the holding period of Acquired Fund Shares surrendered in exchange therefor, provided that Acquired Fund Shares were held as a capital asset on the Closing of the Reorganization pursuant to Section 1223(1) of the Code.

                  10. Acquiring Fund will succeed to and take into account, as of the date of the transfer as defined in Section 1.381(b)-1(b) of the income tax regulations issued by the United States Department of the Treasury (the "Treasury Regulations"), the items of Acquired Fund described in Section 381(c) of the Code, subject to the conditions and limitations specified in Sections 381, 382, 383 and 384 of the Code and the Treasury Regulations.

        Our opinion is based upon the Code, the applicable Treasury Regulations, the present positions of the Internal Revenue Service (the "Service") as are set forth in published revenue rulings and revenue procedures, present administrative positions of the Service, and existing judicial decisions, all of which are subject to change either prospectively or retroactively. We do not undertake to make any continuing analysis of the facts or relevant law following the Closing of the Reorganization.

        Our opinion is conditioned upon the performance by the Company, on behalf of Acquiring Fund, and by the Trust, on behalf of Acquired Fund, of their undertakings in the Agreement and the Representation Letter. Our opinion is limited to the transactions incident to the Reorganization described herein, and no opinion is rendered with respect to (i) any other transaction or (ii) the effect, if any, of the Reorganization (and/or the transactions incident thereto) on any other transaction and/or the effect, if any, of any such other transaction on the Reorganization.

        This opinion is being rendered to the Company, on behalf of Acquiring Fund, and to the Trust, on behalf of Acquired Fund and may be relied upon only by such funds and the shareholders of each. We hereby consent to the use of this opinion as an exhibit to the Registration Statement of Acquiring Fund on Form N-14, and any amendments thereto, covering the registration of the shares of Acquiring Fund under the Securities Act of 1933, as amended, to be issued in the Reorganization.

                                        Very truly yours,

                                        STRADLEY  RONON  STEVENS & YOUNG, LLP

                                       /S/ STRADLEY RONON STEVENS & YOUNG, LLP